Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Earliest Transaction Required to
be Reported (Month/Day/Year):	May 6, 2021

Footnotes to Form 4

(1) The shares of the Issuer reported are beneficially owned by: THL Holdco, LLC (“THL Holdco”); Thomas H. Lee Partners, L.P. (“THL”); Thomas H. Lee Advisors, LLC (“THL Advisors”); Thomas H. Lee Equity Fund VI (2019), L.P. (“Fund VI 2019”); THL Fund VI (2019) Coinvestment Partners, L.P. (“Fund VI 2019 Coinvest”); Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”); Thomas H. Lee Parallel Fund VII, L.P.  (“Parallel Fund VII”); Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”); THL Executive Fund VII (“Executive Fund VII”); THL Equity Fund VII Investors (inVentiv), L.P. (“Equity Fund VII (inVentiv)”); THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”); THL Coinvestment Partners, L.P. (“Coinvest Partners”); THL Managers VI, LLC (“THL Managers VI”); and THL Managers VII, LLC (“THL Managers VII”) (collectively with their affiliates, the “THL Funds”).

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL, which in turn is the sole member of THL Equity Advisors VI (2019), LLC (“Equity Advisors VI (2019)”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”), the general partner of Fund VI 2019 Coinvest, and the general partner of Fund VII Coinvest. Equity Advisors VI (2019) is the general partner of Fund VI 2019. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv).

(3) Each of the Reporting Persons disclaims beneficial ownership of all shares of the Issuer for the purposes of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares directly held and sold in an underwritten public offering (the “Offering”) by the following entities: 809,848 shares by Fund VI 2019, 26,200 shares by Fund VI 2019 Coinvest, 246,777 shares by Equity Fund VII, 194,717 shares by Parallel Fund VII, 260,981 shares by Parallel (Cayman) Fund VII, L.P., 21,631 shares by Executive Fund VII, 37,634 shares by Fund VII Coinvest and 1,609,808 shares by Equity Fund VII (inVentiv).

(5) Represents shares directly held by the following entities following the Offering: 1,723,677 shares by Fund VI 2019, 45,626 shares by Fund VI 2019 Coinvest, 429,730 shares by Equity Fund VII, 339,075 shares by Parallel Fund VII, 454,466 shares by Parallel (Cayman) Fund VII, L.P., 37,668 shares by Executive Fund VII, 65,533 shares by Fund VII Coinvest and 2,803,280 shares by Equity Fund VII (inVentiv).

(6) Represents shares directly held and sold in a private sale (the “Private Sale”) to the Issuer pursuant to a stock repurchase agreement entered into with the Issuer, dated April 30, 2021, by the following entities: 50,992 shares by Fund VI 2019, 1,446 shares by Fund VI 2019 Coinvest, 13,616 shares by Equity Fund VII, 10,744 shares by Parallel Fund VII, 14,400 shares by Parallel (Cayman) Fund VII, L.P., 1,194 shares by Executive Fund VII, 2,076 shares by Fund VII Coinvest and 88,824 shares by Equity Fund VII (inVentiv).

(7) Represents shares directly held by the following entities following the Private Sale: 1,558,352 shares by Fund VI 2019 (which also reflects a distribution in kind for no consideration of 114,333 shares in accordance with the relevant terms of Fund VI 2019’s partnership agreement), 44,180 shares by Fund VI 2019 Coinvest, 416,114 shares by Equity Fund VII, 328,331 shares by Parallel Fund VII, 440,066 shares by Parallel (Cayman) Fund VII, L.P., 36,474 shares by Executive Fund VII, 63,457 shares by Fund VII Coinvest and 2,714,456 shares by Equity Fund VII (inVentiv).

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(8) Represents shares directly held and sold by THL Managers VI in the Offering.

(9) Represents shares directly held and sold by THL Managers VII in the Offering.

(10) Represents shares directly held by THL Managers VI following the Offering.

(11) Represents shares directly held by THL Managers VII following the Offering.

(12) Represents shares directly held and sold by THL Managers VI in the Private Sale.

(13) Represents shares directly held and sold by THL Managers VII in the Private Sale.

(14) Represents shares directly held by THL Managers VI following the Private Sale.

(15) Represents shares directly held by THL Managers VII following the Private Sale.

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